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Exhibit 2.2

LOCK-UP AGREEMENT

STRICTLY CONFIDENTIAL

February 15, 2006

TO: THE PERSONS LISTED ON SCHEDULE "A" HERETO

(each such person a "Seller" and collectively the "Sellers")

VFC INC.

        This letter agreement (the "Agreement") sets out the terms and conditions upon which The Toronto-Dominion Bank, directly or through a wholly-owned subsidiary, (the "Offeror") will make an offer (the "Offer") to purchase all of the outstanding common shares ("Shares"), including any additional Shares that may be acquired as contemplated in Section 2.1(a)(ii) and (iii) ("Subsequently Acquired Shares") and Shares issuable on the exercise of outstanding stock options (the "Options") and share purchase warrants (the "Warrants"), of VFC Inc. ("VFC").

        This Agreement also sets out the terms and conditions of the several and not joint agreements of each Seller to (i) support the Offer, (ii) to deposit or cause to be deposited the Shares currently owned or controlled by such Seller under the Offer together with any Subsequently Acquired Shares owned by such Seller and (iii) in the case of each Seller holding outstanding Options or Warrants (each a "Convertible Securityholder" and collectively, the "Convertible Securityholders"), to exercise the Options or Warrants currently owned by such Convertible Securityholder into Shares and to deposit such Shares under the Offer (such Shares, including Subsequently Acquired Shares and Shares issuable on exercise of Options and Warrants are hereinafter collectively referred to as the "Subject Shares").

        In connection with the Offer, the Offeror has entered into a support agreement with VFC dated February 15, 2006 (the "Support Agreement") pursuant to which, among other things, VFC has agreed to support the Offer.

1.     THE OFFER

1.1
The Offer shall be made on and contain the terms and conditions provided for in the Support Agreement. Subject to Section 1.2 below, the Offeror shall take-up and pay for Shares deposited under the Offer as soon as reasonably possible and, in any event, shall take-up the Shares not later than one business day following the time at which the Offeror becomes entitled to take-up such Shares under the Offer pursuant to Securities Act (Ontario) and regulations thereunder and other applicable securities laws (collectively, "Applicable Securities Laws") and shall pay for the Shares in accordance with Applicable Securities Laws.

1.2
The obligations of the Offeror to take-up and pay for the Subject Shares under the Offer shall not be subject to any conditions, save and except for those conditions set out in the Support Agreement. The conditions to the making of the Offer are for the sole benefit of the Offeror and may be waived in whole or in part in its sole discretion.

1.3
Each Seller acknowledges and agrees that the Offeror may, in accordance with the provisions of the Support Agreement, modify or waive any term or condition of the Offer; provided that the Offeror shall not, without the prior written consent of VFC, impose additional conditions to the Offer, decrease the number of Shares in respect of which the Offer is made, increase or decrease to less than 50.1% the Minimum Tender Condition, change the form of consideration payable under the Offer (other than to increase the total consideration per Share and/or add additional consideration) or otherwise vary the Offer or any terms or conditions thereof (which for greater certainty does not include a waiver of a condition) in a manner which is adverse to the Sellers.

2.     COVENANTS OF THE SELLERS

2.1
Each Seller hereby agrees that he, she or it shall not, from the date hereof until the earlier of (i) the termination of this Agreement pursuant to Section 5 and (ii) the Expiry Time, except in accordance with the terms of this Agreement:

(a)
acquire direct or indirect beneficial ownership or holding of or control or direction over any additional Shares, with the exception of any Shares acquired pursuant to the exercise of the Options or Warrants as contemplated in Section 3.2 hereof;

(b)
deposit any Shares in any voting trust or pooling agreement or arrangement or subject any of such Shares to any agreement, arrangement, understanding or commitment, formal or informal, with respect to or relating to the voting thereof;

(c)
in any manner, directly or indirectly, seek, or propose, initiate, support, induce, participate with or provide any encouragement or assistance to any other person with respect to or relating to any person seeking or attempting to seek or engage in any activity or act with respect to the effective control of VFC, whether as a shareholder or otherwise, either alone or with any other person or persons; provided, however, that the foregoing shall not prevent a Seller who is a member of the board of directors of VFC or is a senior officer of VFC from responding to a Superior Proposal (as defined in the Support Agreement) made by a third party which did not result from a breach of this Agreement or the Support Agreement, in respect of which the board of directors of VFC has agreed to accept, approve or recommend, or enter into any agreement relating to, the Acquisition Proposal in accordance with Section 6.2(f) of the Support Agreement;

(d)
solicit, or arrange or provide assistance to any other person to arrange for the solicitation of, purchases of or offers to sell Shares or act in concert or jointly with any other person for the purpose of acquiring Shares or the purpose of affecting the control of VFC;

(e)
option, dispose of, pledge, encumber, grant a security interest in or otherwise convey any Shares or any right or interest therein, except pursuant to the Offer; and

(f)
take any action to encourage or assist any other person to do any of the prohibited acts referred to in foregoing provisions of this Section 2.1.

2.2
Each Seller covenants to co-operate with the Offeror in making all requisite regulatory filings.

3.     AGREEMENT TO TENDER

3.1
This Agreement when signed and delivered by a Seller will constitute the agreement of such Seller, among other things, to accept the Offer and validly deposit or cause to be deposited all of the Shares currently owned or controlled by such Seller together with any Subsequently Acquired Shares owned by such Seller and, in any event, not less than the number of Shares set forth opposite such Shareholder's name on Schedule A hereto, together with a duly completed and executed letter of transmittal, under the Offer on the terms and conditions set out herein.

3.2
This Agreement when signed and delivered by a Convertible Securityholder will constitute the agreement of such Convertible Securityholder, among other things, to exercise or conditionally exercise (as contemplated by section 2.4 of the Support Agreement) the Options (to the extent exercisable) and Warrants set forth opposite such Convertible Securityholder's name on Schedule A hereto, and to accept the Offer and validly deposit the Shares issued on such exercise, together with a duly completed and executed letter of transmittal, under the Offer on the terms and conditions set out herein or as otherwise contemplated by section 2.4 of the Support Agreement.

3.3
Each Seller and Convertible Securityholder listed on Schedule B shall, to the extent applicable, elect to receive common shares of the Toronto-Dominion Bank in respect of at least the number of Subject Shares set out beside such person's name.

3.4
Each Seller agrees that if the Offeror makes the Offer in compliance with Section 1.1 and Section 1.2, such Seller shall deposit or cause to be deposited with the depository under the Offer all of the Subject Shares in accordance with the terms of the Offer, and thereafter, except as may be permitted by this Agreement, such Seller shall not withdraw or take any action to withdraw any of such Seller's Shares deposited under the Offer (notwithstanding any statutory rights or other rights under the terms of the Offer or otherwise which such Seller might have).

3.5
For greater certainty, for the purposes of this Agreement, the term "Subject Shares" shall refer to all the Shares which the Sellers are required to tender under the Offer pursuant to the terms of this Agreement and shall include all shares or other securities into or for which the Subject Shares may be converted, exchanged or otherwise changed pursuant to any reorganization, merger, amalgamation or other transaction involving VFC prior to the acquisition of the Subject Shares by the Offeror.

4.     REPRESENTATIONS AND WARRANTIES

4.1
Each Seller by its acceptance hereof represents and warrants as follows and acknowledges that the Offeror is relying upon such representations and warranties in connection with entering into this Agreement and the purchase by the Offeror of the Subject Shares:

  (a)
  such Seller is the beneficial owner of or controls all of the Shares, Options and/or Warrants set forth opposite such Seller's name on Schedule A and, except as set forth on Schedule A, such Seller is the registered owner of such Shares, Options and/or Warrants;

  (b)
  such Seller has the sole right to sell and vote all the Subject Shares held by such Seller and all the Subject Shares held by such Seller will, at the time at which the Offeror takes up and pays for such Subject Shares, be beneficially owned by such Seller with good and marketable title thereto, free and clear of any and all liens, charges, restrictions, security interests, adverse claims, pledges, encumbrances;

  (c)
  no person, firm or corporation has any agreement or option, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase, acquisition or transfer from such Seller of any of the Subject Shares owned by such Seller or any interest therein or right thereto, except the Offeror pursuant to this Agreement;

  (d)
  none of the execution and delivery by such Seller of this Agreement or the completion or performance of the transactions contemplated hereby or the compliance by such Seller with such Seller's obligations hereunder will result in a breach of: (i) if such Seller is a corporation, the constating documents of such Seller; (ii) any agreement or instrument to which such Seller is a party or by which such Seller or any of such Seller's property or assets are bound; (iii) to the knowledge of the Seller, any judgment, decree, order or award of any court, governmental body or arbitrator; or (iv) to the knowledge of the Seller, any law, statute, ordinance, regulation or rule relevant in the context of the Offer or this Agreement;

  (e)
  if such Seller is a corporation, it is a validly existing corporation and has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

  (f)
  this Agreement has been duly executed and delivered by such Seller and constitutes a valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as may be limited by bankruptcy, insolvency and other laws affecting the enforcement of creditors' rights generally and subject to the qualification that equitable remedies may only be granted in the discretion of a court of competent jurisdiction; and

  (g)
  (i) the only securities of VFC beneficially owned, directly or indirectly, or over which control or direction is exercised by such Seller are those listed on Schedule A beside such Seller's name, (ii) other than any Options or Warrants, such Seller has no agreement or option, or right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase or acquisition by such Seller or transfer to such Seller of additional securities of VFC.

4.2
The Offeror represents and warrants as follows and acknowledges that each Seller is relying upon such representations and warranties in connection with the entering into of this Agreement and the sale to the Offeror of the Subject Shares and Subsequently Acquired Shares that the representations and warranties of the Offeror made in Article 3 of the Support Agreement are true and correct.

5.     TERMINATION

5.1
This Agreement may be terminated by notice in writing:

(a)
at any time by mutual consent of the Offeror and the Sellers;

(b)
by the Sellers if:

(i)
the Offeror has not made the Offer within the time period provided for in Section 1.1;

(ii)
the terms of the Offer do not conform with the provisions of this Agreement;

(iii)
the Offeror is in default of any covenant or condition contained herein or in the Support Agreement or any representation or warranty of the Offeror under this Agreement shall have been at the date hereof untrue or incorrect in any material respect; or

(iv)
the Offer has been made and the Offeror has not (for any reason other than the failure of any Seller to deposit their Shares for purchase) taken up and paid for all Shares deposited under the Offer in the manner contemplated hereunder on the expiration of 180 days from the date of the Offer or such other date as may be agreed to by the Offeror and the other parties hereto in writing; provided, however, that if the Offeror's take up and payment for Shares deposited under the Offer are delayed by (A) an injunction or order made by a court or regulatory authority of competent jurisdiction or (B) the Offeror not having obtained any regulatory waiver, consent or approval which is necessary to permit the Offeror to take up and pay for Shares deposited under the Offer, then, provided that such injunction or order is being contested or appealed or such regulatory waiver, consent or approval is being actively sought, as applicable, this Agreement shall not be terminated by the Sellers pursuant to this Section 5.1(b)(iv) until the earlier of 270 days after the date the Offer and take-over bid circular are mailed, and the fifth business day following the date on which such injunction or order ceases to be in effect or such waiver, consent or approval is obtained, as applicable;

(c)
by either the Offeror or the Sellers if the Support Agreement is terminated in accordance with its terms;

(d)
by the Offeror if:

    (i)
    any of the Sellers has not complied with all of the covenants contained herein and such non-compliance has a material adverse effect on the Offer or if any representation or warranty of the Sellers under this Agreement is untrue or incorrect in any material respect; or

    (ii)
    any of the conditions to the Offer, as set out in the take-over bid circular mailed to shareholders of VFC, are not satisfied or waived by the Offeror at or prior to the Expiry Time;

provided, however, that any such termination shall not prejudice the rights of a party as a result of any breach by any other party of its obligations hereunder. Upon termination of this Agreement, the Sellers shall be entitled to withdraw any of such Seller's Shares deposited under the Offer.

6.     SUPERIOR PROPOSAL

6.1
For greater certainty, the Sellers shall not withdraw any of the Subject Shares from the Offer if a Superior Proposal is made unless the Support Agreement shall have been terminated in accordance with its terms.

7.     GENERAL

7.1
This Agreement shall become effective in respect of each Seller upon execution and delivery thereof by such Seller.

7.2
The parties shall co-ordinate in the making and dissemination of any public announcement relating to the subject matter of this Agreement. A copy of this Agreement may be provided to the directors of VFC.

7.3
This Agreement shall be binding upon and shall enure to the benefit of and be enforceable by each of the parties hereto and their respective successors, assigns, heirs, executors and personal representatives. This Agreement shall not be assignable by any party without the prior written consent of the other parties.

7.4
Time shall be of the essence of this Agreement.

7.5
Any notice or other communication required or permitted to be give hereunder shall be sufficiently given if delivered or sent by telecopier or facsimile transmission:

(a)
in the case of a Seller c/o VFC Inc., Attention: Charles R. Stewart, facsimile no.: (416) 463-5459;

(b)
in the case of the Offeror, The Toronto-Dominion Bank, facsimile no.: (416) 982-6166, Attention: Christopher A. Montague; and

(c)
at such other address as the party to which such notice or other communication is to be given has last notified the party giving the same in the manner provided in this section and if so given shall be deemed to have been received on the date of such delivery or sending (or, if such day is not a business day, on the next following business day).

7.6
This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein and the Sellers and the Offeror irrevocably attorn to the jurisdiction of the courts of the Province of Ontario.

7.7
This Agreement constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supercedes any prior agreement, representation or understanding with respect hereto.

7.8
For the purposes hereof, the term "business day" means any day other than a Saturday or Sunday upon which banks are open for business in Toronto, Ontario.

        If you are in agreement with the foregoing, kindly signify your acceptance by signing, dating and returning to the Offeror the second copy of this letter by facsimile or otherwise prior to 5:00 p.m. (Toronto time) on February    , 2006, failing which this offer shall be null and void.

        This Agreement may be signed in counterparts that together shall be deemed to constitute one valid and binding agreement.

Yours very truly,
THE TORONTO-DOMINION BANK

by:

        We hereby accept the foregoing on the        day of    •    , 2006.

SIGNED, SEALED AND DELIVERED by • in the presence of:

Name

Address	•

Occupation

•

by:	Name: • Title: •

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LOCK-UP AGREEMENT